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Malone & Bailey, PC
CERTIFIED PUBLIC ACCOUNTANTS

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  Megola Inc.
  Corunna, ON, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated October 17, 2005 relating to the financial statements as of July 31, 2005 and 2004 and each of the two years then ended.

We also consent to the references to us under the heading "Interest of Named Experts" in such Document.


Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

November 17, 2005

                            Registered Public Company Accounting Oversight Board American Institute of Certified Public Accountants, SEC Practice Section
                                   Texas Society of Certified Public Accountants
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                  2925 Briarpark, Suite 930 | Houston, TX 77042
      (713) 266-0530 - voice | (713) 266-1815 - fax | www.malone-bailey.com